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Exhibit 99.1

FOR IMMEDIATE RELEASE                        For More Information Contact:
                                             Mark Roberts
                                             Vice President Finance
                                             (413) 568-9141

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   WORONOCO BANCORP, INC. COMPLETES STOCK BUYBACK AND AUTHORIZES ADDITIONAL
                              REPURCHASE PROGRAM
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WESTFIELD, MA--November 2, 2001--Woronoco Bancorp, Inc. (the "Company")
(AMEX:WRO), the holding company for Woronoco Savings Bank (the "Bank"), announced today that the Company has completed its purchase of a total of 415,446 shares of the Company's common stock, at an average price of $15.34, in connection with its previously announced stock repurchase program, which the Company commenced on January 10, 2001. In addition, the Board of Directors has authorized a new stock repurchase program, under which it intends to purchase up to 373,952, or 10% of the Company's outstanding common stock, from time to time, subject to market conditions, in open market purchases.

Woronoco Bancorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of Woronoco Savings Bank, a Massachusetts stock savings bank headquartered at 31 Court Street, Westfield, MA 01085. Woronoco Savings Bank provides a wide variety of financial products and services through its 12 branch offices located throughout Hampden and Hampshire Counties in Western Massachusetts. Through its subsidiary, Agan Insurance Agency, Inc., the Bank also offers a full line of property and casualty insurance products and various life insurance and group life, group health and accident insurance products for individuals and commercial clients. For more information regarding the Bank's products and services, and for Woronoco Bancorp, Inc. investor-relations information, please visit our web site at www.woronoco.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the Company does not undertake - and specifically disclaims any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.